Exhibit 99.7
Combined Company to Expand the Market Opportunity for BIRT by Transforming Content and Structured Data into BIRT-based Rich Information Applications
San Mateo, Calif., and Toronto — December 8, 2009 — Actuate Corporation (NASDAQ: ACTU), the people behind BIRT™, and Xenos Group Inc. (TSX:XNS), the market-leading provider of high-performance software solutions that deliver a superior Return on Information™, today announced that they have entered into a definitive agreement (the “Acquisition Agreement”) for Actuate to acquire all of the outstanding common shares of Xenos by way of a take-over bid (the “Offer”) at a price of CAD$3.50 per share in cash. The transaction, which has been unanimously approved by the Actuate and Xenos Boards of Directors, places Xenos at an enterprise value of approximately CAD$28.4 million (after taking account of Xenos’ cash balance of approximately CAD$9.3 million as of September 30, 2009).
“The market is calling for integrated solutions that enable a wider range of compelling BIRT-based Rich Information Applications that harness untapped content, such as print streams and documents, and combine it with structured data sources,” said Pete Cittadini, President and CEO of Actuate. “Adding Xenos to our product set significantly expands the market opportunity for BIRT. By combining Actuate’s powerful offerings for building Rich Information Applications with Xenos’ synergistic enterprise information supply chain capabilities, we are the first company to turn data and documents into BIRT-based applications.”
“This transaction will facilitate the rapid deployment of Xenos’ technologies world wide through synergies with BIRT’s leading edge applications and access to Actuate’s outstanding customer base and sales team,” said Stuart Butts, Chairman and CEO of Xenos. “The combination of Xenos Enterprise Server ™ and Actuate’s BIRT iServer™ will offer unique capabilities that will significantly enhance customer experience, deepen understanding of client behaviors and reduce operational costs.”

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The Offer is subject to customary conditions, including the tender of at least 66 2/3% of the outstanding common shares of Xenos. The transaction is expected to close in the first quarter of calendar 2010.
Actuate anticipates funding the transaction using a combination of cash and borrowings under its existing credit facility. Actuate anticipates that the transaction will be accretive to Fiscal 2010 non-GAAP earnings.
In connection with the Offer, certain Xenos directors and certain other shareholders representing approximately 48% of the outstanding Xenos shares have entered into lock-up agreements with Actuate pursuant to which they have agreed to tender all of their Xenos shares to the Offer.
Key Facts
•	Premium of 56% to the average closing share price over the 30 days through December 7, 2009;

•	Xenos has released preliminary unaudited results for the fiscal year ended September 30, 2009 reporting revenues of approximately CAD$17.2M and income from operations of CAD$1.6M;

•	Transaction places Xenos at total enterprise value of CAD$28.4 million, (after taking account of Xenos’ cash balance of approximately CAD$9.3 million as of September 30, 2009);
The Xenos Board of Directors has received an opinion from Fraser Mackenzie Limited, that the consideration to be paid to shareholders pursuant to the Offer is fair from a financial point of view. The Xenos Board of Directors has unanimously determined that the Offer is in the best interest of Xenos shareholders and has recommended acceptance of the Offer.
Formal documentation relating to the take-over bid is expected to be mailed by Actuate in mid to late December 2009. The Offer will be open for acceptance for a period of not less than 36 days and will be conditioned upon, among other things, valid acceptance of the Offer by Xenos shareholders owning not less than 66 2/3% of the outstanding Xenos shares (calculated on a fully-diluted basis). In addition, the Offer will be subject to certain customary conditions, including the absence of any material adverse change with respect to Xenos. Actuate may waive the conditions of the Offer in certain circumstances.
If its Offer is successful, Actuate has agreed to take steps available to it under relevant corporate and securities laws to acquire any remaining outstanding Xenos shares.
Xenos today released its preliminary unaudited financial results for the 2009 fiscal year, and expects to release its audited results on or about December 17, 2009.
Pagemill Partners, LLC and Fraser Mackenzie Limited are acting as financial advisors and Borden Ladner Gervais LLP is acting as legal counsel to Xenos Group Inc.

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Davies Ward Phillips & Vineberg LLP and Wilson Sonsini Goodrich & Rosati, PC are acting as legal counsel to Actuate Corporation.
Conference Call Information
Actuate will be holding a conference call at 5:30 p.m. Eastern Time, today, December 8, 2009 to further discuss the Offer. The dial-in number for the call is 1 866.825.1692 (+1 617.213.8059 for international participants) and the conference identification number is 56596892. The conference call will be broadcast live on the Investor Relations section of Actuate’s web site at http://www.actuate.com/investor and will be available as an archived replay soon after, in addition to the conference call slide presentation and a “frequently asked questions” document for investors.
Actuate — the people behind BIRT
Actuate founded and continues to co-lead the Eclipse BIRT open source project. BIRT is the premier development environment for Rich Information Applications that present data in compelling and interactive ways via the web on any device. Actuate and its people are dedicated to making BIRT the best environment for our customers to develop Web 2.0 applications that drive revenue through higher customer satisfaction/loyalty and improve operational performance. The people of Actuate continually participate in and provide resources for the vibrant open source community that has emerged around BIRT. Anybody can participate in the BIRT movement by visiting www.birt-exchange.com.
Actuate offers value-add BIRT products and services that speed the development process and bring additional functionality, interactivity and enterprise scalability to BIRT-based Rich Information Applications. Actuate has over 4,400 customers globally in a diverse range of business areas including financial services and the public sector. Founded in 1993, Actuate is headquartered in San Mateo, California, with offices worldwide. Actuate is listed on NASDAQ under the symbol ACTU. For more information, visit the company’s web site at www.actuate.com.
Xenos Group Inc.
Xenos (TSX:XNS) is the market-leading provider of high-performance software solutions that deliver a superior Return on Information™ by Streamlining Enterprise Information Supply Chains™. The company’s solutions, based on the scalable Xenos Enterprise Server™ and its components, process, extract, transform, repurpose and personalize high volumes of data and documents for storage, real-time access, ePresentment, printing and delivery in numerous formats across multiple channels. By readily repurposing, integrating with and extending the business value of existing technology, infrastructure and business applications, Xenos solutions empower organizations to adapt to changing market demands. They also improve operational efficiency, enhance business processes, reduce risk for compliance management and increase employee productivity with lowered total cost of ownership both for the enterprise and for its

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customers. Xenos supports Green IT initiatives by empowering organizations to “Reduce Reuse Recycle” information resources.
Xenos customers are among the largest organizations worldwide, spanning numerous industries including financial services and insurance. Xenos has offices in Canada, the United States, the United Kingdom and France and a global partner network. For more information, visit www.xenos.com.

Cautionary Note Regarding Forward Looking Statements: The statements contained in this press release relating to Actuate and the Offer that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate’s expectations, beliefs, hopes, intentions or strategies regarding the future, including the timing, financing and performance of the acquisition. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the timing of and/or the satisfaction of closing conditions, quarterly fluctuations in revenues, other operating results and cash flows, our ability to successfully integrate the acquisition, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate’s Securities and Exchange Commission filings, specifically Actuate 2008 Annual Report on Form 10-K filed on March 12, 2009.
Certain statements made in this press release relating to Xenos and the Offer are forward-looking within the meaning of certain securities laws. Such forward-looking statements are based on a number of assumptions and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Xenos or developments in Xenos’ business or its industry to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Xenos urges you not to place undue reliance on these estimates, opinions and projections. Xenos assumes no obligation to update forward-looking statements if assumptions or these plans, estimates, opinions or projections should change.
Copyright © 2009 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.
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